UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2023

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01 Completion of an Acquisition or Disposition of Assets.

On February 16, 2023, Oncocyte Corporation (“Oncocyte” or the “Company”) completed its sale of 3,188,181 shares of common stock of its wholly-owned subsidiary Razor Genomics, Inc. (“Razor”), which constitutes approximately 70% of the issued and outstanding equity interests of Razor on a fully-diluted basis, pursuant to the previously announced Stock Purchase Agreement (as amended by the First Amendment to Stock Purchase Agreement, the “Agreement”) with Dragon Scientific, LLC, a Delaware limited liability company (“Buyer”), and Razor, a Delaware corporation (the “Closing”).

In connection with the Closing, Oncocyte transferred to Razor all of the assets and liabilities related to DetermaRxTM, a test used to predict a patient’s risk of cancer recurrence following surgery and response to chemotherapy in early-stage lung cancer. While no monetary consideration was received for the sale of 70% of the equity interests of Razor, the transaction allows the Company to eliminate all development and commercialization costs with respect to DetermaRx. Following the Closing, Oncocyte continues to own 1,366,364 shares of common stock of Razor, which constitutes approximately 30% of the issued and outstanding equity interests of Razor on a fully-diluted basis. The unaudited pro forma consolidated financial information included as Exhibit 99.1 to this report reflects the Closing.

On February 16, 2023, in connection with the Closing, the Company, Buyer and Razor entered into a Second Amendment to Stock Purchase Agreement (the “Second Amendment”), pursuant to which, (i) in lieu of a transition services agreement, Razor entered into certain transitional consulting agreements with two employees of Oncocyte, (i) the Company entered into a Records Custody and Services Agreement with Razor and Buyer, and (ii) certain representations, warranties and covenants were modified. No other provisions of the Agreement were otherwise amended or waived by the Second Amendment, and the Agreement remains in full force and effect.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 22, 2023, Oncocyte issued a press release announcing the completion of the Razor transaction, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information under this Item 7.01 and the accompanying Exhibit 99.2 shall be deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Oncocyte under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Second Amendment to Stock Purchase Agreement, dated February 16, 2023, by and among Dragon Scientific, LLC, Oncocyte Corporation and Razor Genomics Inc.
99.1	Unaudited Pro Forma Consolidated Financial Statements
99.2	Press release announcing the Completion of Razor Genomics Transaction, dated February 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: February 23, 2023	By:	/s/ Anish John
Anish John
Chief Financial Officer